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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Kratos Defense & Security Solutions, Inc.:

        We have issued our reports dated October 14, 2010 with respect to the consolidated financial statements, schedule and internal controls over financial reporting included in the Annual Report of Herley Industries, Inc. on Form 10-K for the fifty two week period ended August 1, 2010 included in this Current Report on Form 8-K dated February 7, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Kratos Defense & Security Solutions, Inc. ("Kratos") on Form S-3 (File No. 333-161340) and to the reference to our firm under the heading "Experts" in the prospectus supplement which is a part of such Registration Statement. We further consent to the incorporation by reference of said reports in the Registration Statements of Kratos on Forms S-8 (File No. 333-90455, File No. 333-54818, File No. 333-71702, File No. 333-91852, File No. 333-116903, File No. 333-124957, File No. 333-127060, File No. 333-155317, File No. 333-157826, File No. 333-171257 and File No. 333-167839).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
February 7, 2011

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  Exhibit 23.4